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 CUSIP No. 925529208                  13-G                   Page 8  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                APRIL 20, 1999
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                    MORGAN STANLEY DEAN WITTER & CO., MORGAN STANLEY DEAN WITTER

                    INVESTMENT   MANAGEMENT   INC.  and  MORGAN  STANLEY  &  CO.

                    INCORPORATED hereby agree that, unless differentiated,  this

                    Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated


            MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.


            MORGAN STANLEY & CO. INCORPORATED

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).